Exhibit 99.3
PRO FORMA FINANCIAL INFORMATION
On July 1, 2021, Guild Holdings Company, a Delaware corporation (the “Company”, “Guild”) and Guild Mortgage Company LLC, a wholly-owned subsidiary of the Company, consummated the previously announced business combination pursuant to a definitive merger agreement (the “merger agreement”), dated May 10, 2021, by and among the Company, Guild Mortgage Company LLC, Project Regal Merger Sub, Inc., a Delaware corporation, Residential Mortgage Services Holdings, Inc., a Delaware corporation (“Holdings” or “RMS”), and RMS Shareholder Representative, LLC, a Delaware limited liability company (the “acquisition”).

As a result of the acquisition, Project Regal Merger Sub Inc. merged with and into Holdings in accordance with the terms of the merger agreement and the Delaware General Corporation Law. Accordingly, upon consummation of the acquisition, Project Regal Merger Sub, Inc. ceased to exist and Holdings became a wholly-owned subsidiary of Guild Mortgage Company LLC.
The unaudited pro forma combined balance sheet gives effect to the acquisition as if it had been completed on June 30, 2021 and was prepared using the unaudited consolidated balance sheet of Guild and RMS as of June 30, 2021.

The unaudited pro forma combined statements of income for the year ended December 31, 2020 and the six months ended June 30, 2021 give effect to the acquisition as if it had been consummated on January 1, 2020. The unaudited pro forma combined statements of income include adjustments that give effect to events that are directly attributable to the acquisition, that are expected to have a continuing impact, and that are factually supportable. The notes to the unaudited pro forma combined financial information describe the pro forma amounts and adjustments. In addition, the unaudited pro forma combined financial information does not reflect any cost savings or integration costs.
The unaudited pro forma combined financial statements are being presented for illustrative purposes only and, therefore, are not necessarily indicative of the operating results that might have been achieved had the transaction occurred as of an earlier date, nor are they necessarily indicative of the operating results that may be achieved in the future.
The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with Guild’s audited historical consolidated financial statements for the year ended December 31, 2020 included in its Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 24, 2021, Guild's unaudited condensed consolidated financial statements for the six months ended June 30, 2021 included in its Form 10-Q filed with the SEC on August 13, 2021, as well as RMS's audited financial statements for the years ended December 31, 2020 and 2019 included in Exhibit 99.1 to this Current Report on Form 8-K/A and RMS’s unaudited condensed financial statements for the six months ended June 30, 2021 and 2020 included in Exhibit 99.2 to this Current Report on Form 8-K/A.

GUILD HOLDINGS COMPANY
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
JUNE 30, 2021
(In thousands)

	Guild Historical	RMS Historical	Reclassification Adjustments (Note 3)		Pro Forma Adjustments (Note 4)		Pro Forma Combined
Assets
Cash and cash equivalents	$322,005	$84,746	$(496)	3(a)(c)	$(185,786)	Note 2	$220,469
Restricted cash	4,511	2,021	(712)	3(c)	—		5,820
Mortgage loans held for sale	2,153,990	464,254	766	3(b)	—		2,619,010
Ginnie Mae loans subject to repurchase right	1,037,266	—	—		—		1,037,266
Accounts and interest receivable	41,256	1,110	—		—		42,366
Derivative asset	47,893	17,059	—		—		64,952
Mortgage servicing rights, net	578,690	4,815	—		—		583,505
Goodwill	62,834	—	—		102,111	Note 2	164,945
Intangible assets	—	—	—		44,600	4(a)	44,600
Other assets	144,931	10,012	—		13,484	4(b)(h)	168,427
Total assets	$4,393,376	$584,017	$(442)		$(25,591)		$4,951,360
Liabilities and stockholders’ equity
Warehouse lines of credit	$1,883,665	431,181	—		$—		$2,314,846
Notes payable	165,000	510	—		—		165,510
Ginnie Mae loans subject to repurchase right	1,037,640	—	—		—		1,037,640
Accounts payable and accrued expenses	45,329	27,139	—		(11,263)	4(i)	61,205
Accrued compensation and benefits	68,691	13,129	(1,508)	3(d)	—		80,312
Investor reserves	16,827	—	1,508	3(d)	—		18,335
Income taxes payable	8,717	—	—		—		8,717
Contingent liabilities due to acquisitions	20,416	—	—		63,956	Note 2	84,372
Derivative liability	4,430	1,019	(442)	3(a)(b)	—		5,007
Operating lease liabilities	88,816	—	—		12,364	4(b)	101,180
Note due to related party	3,634	8	—		—		3,642
Deferred compensation plan	98,528	—	—		—		98,528
Deferred tax liability	103,060	4,596	—		—		107,656
Total liabilities	3,544,753	477,582	(442)		65,057		4,086,950
Commitments and contingencies
Stockholders’ equity
Common stock	600	—	—		10	4(c)	610
Preferred stock		30,000	—		(30,000)	4(e)	—
Additional paid-in capital	22,571	1,429	—		14,348	4(c)(e)	38,348
Retained earnings	825,452	75,006	—		(75,006)	4(e)	825,452
Total stockholders’ equity	848,623	106,435	—		(90,648)		864,410
Total liabilities and stockholders’ equity	$4,393,376	$584,017	$(442)		$(25,591)		$4,951,360
See accompanying notes to Unaudited Pro Forma Combined Financial Statements

GUILD HOLDINGS COMPANY
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(In thousands, except per share amounts)

	Guild Historical	RMS Historical	Reclassification Adjustments (Note 3)		Pro Forma Adjustments		Pro Forma Combined
Revenue
Loan origination fees and gain on sale of loans, net	$777,347	$157,235	$1,349	3(e) (f)(g)	$—		$935,931
Loan servicing and other fees	92,851	635	—		—		93,486
Valuation adjustment of mortgage servicing rights	(49,046)	—	(534)	3(e)	—		(49,580)
Interest income	29,734	5,510	—		—		35,244
Interest expense	(30,720)	(4,785)			—		(35,505)
Other income (expense), net	130	(13,935)	(188)	3(e)(f)(i)	—		(13,993)
Net revenue	820,296	144,660	627		—		965,583
Expenses
Salaries, incentive compensation and benefits	499,287	92,068	273	3(k)	—		591,628
General and administrative	58,701	3,371	1,216	3(g)(l)	(250)	4(f)	63,038
Occupancy, equipment and communication	29,494	9,431	(868)	3(k)(l)	—		38,057
Depreciation and amortization	3,262	1,076	—		3,942	4(a)	8,280
Provision for foreclosure losses	2,019	—	6	3(i)	—		2,025
Total expenses	592,763	105,946	627		3,692		703,028
Income before income tax expense (benefit)	227,533	38,714	—		(3,692)		262,555
Income tax expense (benefit)	57,991	11,926	—		(986)	4(g)	68,931
Net income	$169,542	$26,788	—		$(2,707)		$193,624
Net income per share attributable to Class A and Class B Common Stock:
Basic	$2.83						$3.17
Diluted	$2.81						$3.16
Weighted average shares outstanding of Class A and Class B Common Stock:
Basic	60,000				997	4(d)	60,997
Diluted	60,234				997	4(d)	61,231

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

GUILD HOLDINGS COMPANY
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2020
(In thousands, except per share amounts)

	Guild Historical	RMS Historical	Reclassification Adjustments (Note 3)		Pro Forma Adjustments (Note 4)		Pro Forma Combined
Revenue
Loan origination fees and gain on sale of loans, net	$1,759,871	$340,086	$1,861	3(e)(f)(g)	$(2,100)	4(h)	$2,099,718
Loan servicing and other fees	160,237	1,041	—		—		161,278
Valuation adjustment of mortgage servicing rights	(296,307)	—	(2,444)	3(e)	—		(298,751)
Interest income	57,649	11,899			—		69,548
Interest expense	(60,168)	(9,499)	120	3(h)	—		(69,547)
Other income (expense), net	765	(3,160)	1,437	3(e)(f)(i)	—		(958)
Net revenue	1,622,047	340,367	974		(2,100)		1,961,288
Expenses
Salaries, incentive compensation and benefits	953,758	172,794	487	3(j)(k)	—		1,127,039
General and administrative	101,948	6,687	2,007	3(g)(j)(l)(m)	(500)	4(f)	110,142
Occupancy, equipment and communication	57,070	18,166	(1,531)	3(h) (k)(l) (m)	—		73,705
Depreciation and amortization	7,501	2,295	—		7,883	4(a)	17,679
Provision for foreclosure losses	7,700	—	11	3(i)	—		7,711
Total expenses	1,127,977	199,942	974		7,383		1,336,276
Income before income tax expense (benefit)	494,070	140,425	—		(9,483)		625,012
Income tax expense (benefit)	123,493	36,369	—		(1,971)	4(g)	157,891
Net income	370,577	104,056	—		$(7,512)		467,121
Net income per share attributable to Class A and Class B Common Stock:
Basic	$6.18						$7.66
Diluted	$6.17						$7.65
Weighted average shares outstanding of Class A and Class B Common Stock:
Basic	60,000				997	4(d)	60,997
Diluted	60,056				997	4(d)	61,053

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

GUILD HOLDINGS COMPANY
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

The unaudited pro forma combined balance sheet as of June 30, 2021, and the unaudited pro forma combined statements of income for the year ended December 31, 2020 and six months ended June 30, 2021, presented herein were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma combined balance sheet gives effect to the acquisition as if it had been completed on June 30, 2021 and combines the unaudited consolidated balance sheet of Guild and the assets acquired and liabilities assumed from RMS. The unaudited pro forma combined statements of income for the year ended December 31, 2020 and six months ended June 30, 2021 give effect to the acquisition as if it had occurred on January 1, 2020.

Certain financial information of RMS, as presented in its historical consolidated financial statements, has been reclassified to conform to the historical presentation in Guild’s consolidated financial statements for the purpose of preparing the pro forma financial information. Refer to Note 3 for explanations of these reclassifications.

The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes to the unaudited combined financial statements and is not necessarily indicative of the combined financial condition ore results of operations had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not reflect any cost savings or integration costs. The unaudited pro forma combined financial information does not purport to project the future financial position or results of operations of the combined company. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and liabilities assumed and information available as of the date of this Current Report on Form 8-K/A. Certain valuations are currently in process. Actual results may differ from the amounts reflected in the unaudited pro forma combined financial statements and the differences may be material.

Accounting Policies

The unaudited pro forma combined financial information has been compiled in a manner consistent with the accounting policies of Guild, including to align with the Company’s policy of accounting for leases under ASC 842 as well as certain reclassifications (see Note 3). Following the acquisition, the combined company will conduct a review of accounting policies of RMS in an effort to determine if differences in accounting policies require further reclassification of assets or liabilities or reclassification of results of operations to conform to Guild’s accounting policies and classifications. As a result of that review, the combined company may identify differences in the accounting policies of the companies that, when conformed, could have a material impact on the unaudited pro forma combined financial information.

Note 2 - Transaction and Purchase Price Consideration

On July 1, 2021, Guild acquired all of the outstanding shares of capital stock of RMS pursuant to the merger agreement.

The acquisition date fair value of the consideration transferred totaled $265.5 million. The following table summarizes the estimated fair values of the identifiable assets acquired and liabilities assumed as of the acquisition date. These estimates of fair value of identifiable assets acquired and liabilities assumed are preliminary, pending completion of a valuation, and thus are subject to revisions that may result in adjustment to the values presented below:

Amount
Cash paid at acquisition close on July 1, 2021	$185,786
Fair value of Guild’s Class A common stock issued	15,787
Estimated fair value of earn-out	63,956
Total allocable purchase price	$265,529

Fair value of assets acquired
Cash, cash equivalents, restricted cash	$84,746
Mortgage loans held for sale	464,254
Acquired intangible assets	44,600
Right of use assets	11,384
Other	37,117
Total assets acquired	$642,101

Fair value of liabilities assumed
Warehouse lines of credit	$431,181
Accounts payable and accrued expenses	29,004
Lease liabilities	12,364
Deferred taxes	4,596
Other	1,538
Total liabilities assumed	$478,683

Fair value of net assets acquired	163,418

Goodwill	102,111
Total preliminary purchase price allocation	$265,529

Goodwill represents the excess of the purchase price over the fair values of the underlying tangible and intangible assets acquired and liabilities assumed. In accordance with ASC Topic 350, Intangibles – Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. In the event management determines that the value of goodwill is impaired, the combined company will record an expense in earnings for the amount of the impairment during the period in which the determination is made. Goodwill recorded in the acquisition will not be deductible for tax purposes.

Note 3 - Reclassification Adjustments

Certain reclassification adjustments have been made to RMS’s historical financial statements presented within the pro forma financial information to align with Guild’s historical balances.

The following reclassification adjustments were made to the unaudited pro forma combined balance sheet as of June 30, 2021:

(a) Reclassification of accounts for margin calls out of cash and cash equivalents to derivative liability to conform with Guild’s financial statement line item presentation.

(b) Reclassification of pair offs from mortgage loans held for sale to to derivative liability to conform with Guild’s financial statement line item presentation

(c ) Reclassification of collateral, escrow and T&I accounts from restricted cash to cash and cash equivalents to conform with Guild’s financial statement line item presentation.

(d) Reclassification of investor reserves out of accrued compensation and benefits to investor reserves to conform with Guild’s financial statement line item presentation.

The following reclassification adjustments were made to the unaudited pro forma combined statements of income:

(e) Reclassification of valuation adjustments of mortgage servicing rights from Loan origination fees and gain on sale of loans, net to Valuation adjustment of mortgage servicing rights and from Other income (expense), net to Valuation adjustment of mortgage servicing rights to conform with Guild’s financial statement line item presentation.

(f) Reclassification of provision for investor losses from Other income (expense), net to Loan origination fees and gain on sale of loans, net to conform with Guild’s financial statement line item presentation.

(g) Reclassification of post-closing and quality control expenses to General and administrative from Loan origination fees and gain on sale of loans, net to conform with Guild’s financial statement line item presentation.

(h) Reclassification of 3rd party payroll service provider fees from Interest expense to Occupancy, equipment and communication to conform with Guild’s financial statement line item presentation.

(i) Reclassification of foreclosure losses from Other income (expense), net to Provision for foreclosure losses to conform with Guild’s financial statement line item presentation.

(j) Reclassification of sponsorships and charitable contributions from Salaries, incentive compensation and benefits to General and administrative to conform with Guild’s financial statement line item presentation.

(k) Reclassification of training and education, relocation expenses and recruiting expenses from Occupancy, equipment and communication to Salaries, incentive compensation and benefits to conform with Guild’s financial statement line item presentation.

(l) Reclassification of office supplies, postage, subscriptions and other miscellaneous expenses from Occupancy, equipment and communication to General and administration to conform with Guild’s financial statement line item presentation.

(m) Reclassification of real estate and personal property tax from General and administration to Occupancy, equipment and communication to conform with Guild’s financial statement line item presentation.

Note 4 - Pro Forma Adjustments

(a) Adjustment to reflect the preliminary allocation of the purchase price to identifiable intangible assets and goodwill acquired in the transaction. The following table sets forth the finite-lived intangible amortization adjustment for the year ended December 31, 2020 and the six months ended June 30, 2021:

Acquired intangible assets	Estimated Fair Value	Estimated Useful Life (years)	Annual 2020 Amortization Expense	Six Months Ended June 30, 2021 Amortization Expense
Referral network	$41,900	6	$6,983	$3,492
Non-compete agreements	2,700	3	900	450

Total pro forma adjustment (increase to amortization)			$7,883	$3,942

(b) To record leases upon acquisition, including right-of-use assets of $11.4 million and $12.4 million in operating lease liabilities related to the present value of remaining lease payments. The right-of-use assets was offset by a $1.0 million unfavorable lease liability due to the current rent amount being higher than current market rates.

(c) To record the issuance of 996,644 shares of the Guild’s Class A common stock issued as consideration.

(d) Represents the increase in the weighted average shares resulting from the issuance of shares of Guild’s Class A common stock in connection with the acquisition.

	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Guild historical weighted-average number of shares outstanding, basic	60,000	60,000
Total common shares issued by Guild	997	997
Pro forma weighted-average common shares outstanding, basic	60,997	60,997

Pro forma weighted-average common shares outstanding, basic	60,997	60,997
Guild historical weighted-average number of dilutive shares	234	56
Pro forma weighted-average common shares outstanding, diluted	61,231	61,053

(e) Elimination of RMS’ historical equity accounts not assumed in the acquisition.

(f) Represents a management fee that RMS paid to the previous owners which would not be recurring under Guild’s ownership structure.

(g) For purposes of these unaudited pro forma combined financial statements, an estimated income tax rate of approximately 25.0% has been used to calculate the income tax expense (benefit) related to the unaudited pro forma adjustments.

(h) Represents $2.1 million of unlocked pipeline recognized in other assets and the amortization of the unlocked pipeline within loan origination fees and gain on sale of loans, net as those loans move from unlocked to locked status.

(i) Transaction costs paid in connection with the closing of the transaction.